UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2005

FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-12448	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Flow International Corporation (the “Company”) (NASDAQ: FLOW) today announced that it had entered into a Securities Purchase Agreement with institutional investors for the private placement of 17,473,116 units of securities, each unit of securities comprised of one share of common stock and a warrant to purchase one-tenth of a share of common stock, at a per-unit price of $3.72. Net proceeds to the Company from the sale of the securities will be approximately $60 million.

The warrants are exercisable at $4.07 per share until 2010, beginning six months from the date they are issued, and subject to the Company’s right to require their exercise if certain conditions are met. The exercise price and number of shares issueable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices.

The securities being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D.

The Company is obligated to register the shares of common stock being sold, and the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 60 days of closing. The registration statement must be timely filed and become effective within 180 days of closing or the Company will incur certain penalties.

The Company intends to use the proceeds of the offering to pay down existing debt. Closing must take place prior to March 21, 2005 and is subject to customary conditions including receipt of interpretative advice from the Nasdaq Stock Market, Inc. that shareholder approval is not required. One of the investors in the transaction is affiliated with the placement agent.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1. The Company issued a press release announcing the transaction on February 22, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

c)	Exhibits

10.1	Securities Purchase Agreement dated February 18, 2005

99.1	Press release dated February 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
General Counsel and Secretary